UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2021 (September 29, 2021)

Comstock Holding Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 RESTON METRO PLAZA, 10TH FLOOR
RESTON, VIRGINIA 20190
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (703) 230-1985

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CHCI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On September 29, 2021, Comstock Real Estate Services, L.C. (“CRES”) and CHCI Asset Management, L.C. (“CAM”), both subsidiaries of Comstock Holding Companies, Inc. (the “Company”), arranged for non-recourse construction take-out recapitalization financing in the aggregate amount of approximately Three Hundred Fifty-Five Million and 00/100ths Dollars ($355,000,000) on behalf of subsidiaries of Comstock Partners, LC, an affiliated, privately-held company (“Partners”). In connection with the closing, CRES and CAM received approximately Two Million Six Hundred Thousand Dollars ($2,600,000) in net capital market origination fees.
The engagement originated pursuant to that certain amended and restated master asset management agreement dated April 30, 2019 (the “2019 AMA”) between CAM and an affiliate of Partners, pursuant to which the Company, and its various affiliates, have been engaged to develop, manage and administer Partners’ commercial real estate portfolio (“CRE Portfolio”).

On October 4, 2021, the Company issued a press release discussing the capital market fees earned related to the financing transaction for the CRE Portfolio, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated October 4, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 4, 2021
COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer

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